UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 2, 2010

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Second Street, Suite 102, Encinitas, California		92024
(Address of Principal Executive Offices)		(Zip Code)

(760) 479-5080
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Extension of Term Loan Agreement

On March 26, 2010, Cedar Rapids Bank & Trust (“CRBT”) approved the extension of the MACC Private Equities Inc. (“MACC”) Term Loan Agreement, dated August 14, 2009 (the “Term Loan”), until January 10, 2011 (the “Extension”).  While the definitive Term Loan amendment to reflect the Extension is being prepared by CRBT and is not yet final, CRBT and MACC have agreed upon the materials terms of the Extension.  The Extension will feature the current interest rate, WSJ Prime + 2.00%, subject to a 6% floor, and will require MACC to (i) pay a $1,000 renewal fee to CRBT, (ii) complete a rights offering, (iii) deposit $100,000 of proceeds from the rights offering into a CRBT account, and (iv) maintain a $500,000 minimum liquidity level (including cash and 75% of liquid securities owned by MACC).  Other terms and conditions contained in the Term Loan will continue to apply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 5, 2010

MACC PRIVATE EQUITIES INC.

By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO